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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference of our report dated March 8, 1996, incorporated by reference in this Annual Report on Form 10-K of Safeway Inc. for the fiscal year ended December 30, 1995, in the following Registration Statements of Safeway Inc.:

-   No. 33-33388 on Form S-3 regarding Warrants to Purchase Common Stock,

- No. 33-36753 on Form S-8 regarding the Safeway Inc. Outside Director Equity Purchase Plan,

- No. 33-37207 on Form S-8 regarding the Profit Sharing Plan of Safeway Inc. and its United States Subsidiaries,

- No. 33-42232 on Forms S-3 and S-8 regarding the Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.,

- No. 33-48884 on Form S-8 regarding the Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.,

-   No. 33-51552 on Form S-3 regarding Debt Securities,

- No. 33-51119 on Form S-8 regarding the Stock Option Plan for Consultants of Safeway Inc.,

- No. 33-54581 on Form S-8 regarding the Employee Stock Purchase Plan of Safeway Inc., and

- No. 33-63803 on Form S-8 regarding the 1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.



Deloitte & Touche  LLP
Oakland, California
March 20, 1996